Exhibit 10.21

AMENDMENT NO. 4 TO LOAN AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AGREEMENT (the “Amendment”) is dated as of November 9, 2021 (the “Effective Date”) and is executed by and between VIVASPHERE, INC., a Nevada corporation (the “Company”) and NOVUS CAPITAL GROUP, LLC (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company is the responsible party under that certain Loan and Security Agreement by and between Quantumsphere, Inc. and the Holder dated June 19, 2014 (and assigned to the Company under that certain Agreement Regarding Assets dated December 3, 2018) in the original principal amount of $334,775, which originally did not carry interest and had a maturity date (as subsequently amended, the “Maturity Date”) of December 3, 2019 (the “Note”);

WHEREAS, on or about February 6, 2020, the Company and Holding agreed to extend the Maturity Date under the Note until July 1, 2020 (the “First Amended Maturity Date”) and add a seven percent (7.0%) simple interest rate to accrue on the outstanding principal of the Note starting from January 1, 2020 (“Amendment No. 1”);

WHEREAS, on or about September 23, 2020, the Company and Holding agreed to extend the Maturity Date under the Note until January 2, 2021 (the “Second Amended Maturity Date”) and increase the interest rate from seven percent (7.0%) to ten percent (10.0%) simple interest rate on the Note starting July 1, 2020 (“Amended No. 2”) (for the avoidance of doubt, the Note accrued simple interest at a rate of 7.0% from January 1, 2020 to July 1, 2020 and from July 2, 2020 has accrued simple interest at a rate of 10.0%); and

WHEREAS, no payment has been made under the Note, and the Holder and the Company desire to modify the terms of the Note to (i) require certain interim payments of accrued interest; and (ii) extend the Maturity Date of the Note, each as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.                Amendment of Note Maturity Date. The Note is hereby amended such that Note’s Maturity Date is April 1, 2022 and the first sentence of Section 6 of the Note is hereby amended from “VivaSphere shall pay the entire unpaid balance of the Novus Obligation in full on the first anniversary of the date hereof.” to “VivaSphere shall pay the entire unpaid balance on the Novus Obligation, together with all unpaid accrued interest, on April 1, 2022 (the “Maturity Date”).”

2.                First Interest Payment. The Company shall pay or cause to be paid to the Holder accrued interest on the Note in an amount equal to $17,854.67 on or before November 12, 2021.

3.                Second Interest Payment. The Company shall pay or cause to be paid to the Holder accrued interest on the Note in an amount equal to $14,692.91 on or before January 15, 2022.

4.                Payment of All Outstanding Principal and Interest on the Maturity Date. The Company shall pay or cause to be paid to the Holder all outstanding accrued and unpaid interest on the Note on or before the Maturity Date of April 1, 2022.

5.	Miscellaneous.

(a)       Except as specifically amended above, the Note shall remain in full force and effect and is hereby ratified and confirmed.

(b)       THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA.

(c)       The recitals hereto are hereby made an integral part hereof.

(d)       This Amendment may be executed in any number of counterparts and by facsimile, each of which counterpart when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

COMPANY:

VIVASPHERE, INC.,
a Nevada corporation

By /s/ Matt Nicosia
Its CEO

HOLDER:

NOVUS CAPITAL GROUP, LLC

By /s/ Robert Tobin
Its Member

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